                                  Exhibit 99.1
                     Press Release, dated November 4, 2003

For Immediate Release

Fran Blanco
Media Sciences International
fblanco@mediasciences.com
1-888-376-8348

News Release:  Media Sciences Initiates Offer of Conversion for Preferred
               Shareholders

               The Company seeks to amend the Series A Preferred Stock
               Certificate of Designation.

ALLENDALE, N.J. November 4, 2003--Media Sciences International, Inc.,
[AMEX:GFX], the leading independent manufacturer of supplies for digital color workgroup printers, today announced that is has initiated an Offer of Conversion to encourage the conversion of the Company's Series A preferred stock to common stock.

In a private placement that concluded in March of 2000, the Company raised $5.5 million through the sale of 550,000 units of our securities, with each unit comprised of one share of 11.5% Series A preferred stock and two warrants to purchase common stock at $4.50 per share. Under the terms of the Series A
Preferred Stock Certificate of Designation, as presently in effect, each share of preferred stock is currently convertible, at the option of the holder, into a maximum of five shares of common stock. Through this voluntary Offer of
Conversion, preferred shareholders who accepts the offer will waive their rights to unpaid dividends and interest on their preferred stock, and, for each preferred share exchanged, they will receive ten shares of common stock.

"This is a great opportunity for preferred shareholders to double the number of common shares they would otherwise receive. Our intent is to use the funds that would become available as a result of conversion to further reduce our debt, and to invest in new product development," comments Michael W. Levin, President and
CEO. "We believe this Offer of Conversion benefits our preferred shareholders, the common shareholders and the Company."

The Company is also asking preferred shareholders to consent to a proposed amendment of the Series A pPreferred Stock Certificate of Designation to include an automatic conversion feature in the event that less than 50% of the originally issued number of preferred stock becomes outstanding.

The Offer of Conversion expires at 5:00pm, New York City time, on Wednesday,
December 31, 2003.

The announcement is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consent with respect to any securities. The Offer of Conversion is being made solely by the Offer of Conversion and Consent
Statement. Documents describing the exchange offer in greater detail are being mailed to holders of Series A Preferred Stock. preferred shareholders who wish to participate in the exchange offer should contact the Company's President,
Michael W. Levin, at 201-236-9311.

About Media Sciences International, Inc.

Media Sciences International, Inc. (AMEX: GFX), the leading independent manufacturer of color workgroup printer supplies, offers quality, value and choice to customers previously limited to purchasing the Original Equipment
Manufacturer's (OEM) brand. Media Sciences' color solid ink sticks and
Clearcase(TM) brand color toner cartridges provide customers with a 15 percent to 30 percent savings over the OEM brand supplies. The Company also offers a long-standing 100% satisfaction warranty on all products. Media Sciences products are sold worldwide through a network of dealers and distributors. Media
Sciences is headquartered in Allendale, New Jersey. For more information, visit
WWW.MEDIASCIENCES.COM or contact Frances Blanco at 201-236-9311.

This document may contain forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the
Securities Exchange Act of 1934, as amended. This news release contains forward-looking statements and information that are based on management's beliefs, as well as assumptions made by, and information currently available to, management. These forward-looking statements are based on many assumptions and factors, and are subject to many conditions, including Media Sciences
International's continuing ability to obtain additional financing, dependence on contracts with suppliers, competitive pricing for Media Sciences' products, demand for the Media Sciences' products which depends upon the condition of the computer industry, and the effects of increased indebtedness as a result of
Media Sciences business acquisitions. Except for the historical information contained in this news release, all forward-looking statements and information are estimates by Media Sciences' management and are subject to various risks, uncertainties and other factors that may be beyond Media Sciences' control and may cause results to differ from management's current expectations, which may cause actual results, performance or achievements of Media Sciences to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

--------------------------------------------------------------------------------